Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements (Nos. 333-292413, 333-261700, 333-261110, 333-237698, 333-209807, 333-173143) on Form S-8 of FIEE, Inc. f/k/a Minim, Inc. of our report dated December 19, 2025, with respect to the financial statements of Houren-Geiju Kabushikikaisha as of December 31, 2024 and for the period from October 25, 2024 to December 31, 2024, which report appears in this Current Report on Form 8-K/A (No. 001-37649) of FIEE, Inc., dated January 28, 2026.

/s/ WWC, P.C.
WWC, P.C.
Certified Public Accountants
PCAOB ID No.1171

San Mateo, California

January 28, 2026